UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014 (May 12, 2014)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

Appointment of Chief Financial Officer

On May 12, 2014, Greif, Inc. (the “Company”) announced that Lawrence A. Hilsheimer has been appointed as Executive Vice President and Chief Financial Officer of the Company, effective as of May 12, 2014. In his position, Mr. Hilsheimer will be the principal financial officer of the Company and will oversee all of the Company’s corporate and operating finance functions.

Mr. Hilsheimer, age 56, served as executive vice president and chief financial officer of The Scotts Miracle-Gro Company from April 2013 to April 2014. From August 2012 to March 2013, Mr. Hilsheimer served as the president and chief operating officer of Nationwide Retirement Plans for Nationwide Mutual Insurance Company. From January 2010 to July 2012, Mr. Hilsheimer served as the president and chief operating officer of Nationwide Direct & Customer Solutions. For the two years prior to that time, he served as executive vice president and chief financial officer of Nationwide Mutual Insurance Company, a Columbus-based insurance and financial services company. Prior to joining Nationwide, he was vice chairman and regional managing partner for Deloitte & Touche USA, LLP and served on the board of directors of the Deloitte Foundation.

Mr. Hilsheimer received his bachelor’s degree in business administration with a major in accounting from the Fisher College of Business at The Ohio State University and his law degree from Capital University Law School.

In addition to his business background, Mr. Hilsheimer is a board member of Battelle for Kids. He is also on the Dean’s Advisory Council at the Fisher College of Business and is on the Audit and Compliance Committee of The Ohio State University Board of Trustees.

In connection with his employment, Mr. Hilsheimer received a stock award of 15,000 shares of Class A Common Stock of the Company. These shares are subject to a risk of forfeiture if Mr. Hilsheimer’s employment is terminated prior to vesting and are subject to a restriction on transfer until May 12, 2019. These shares will vest in increments of 5,000 shares on each of May 12, 2015, 2016 and 2017. Dividends will be payable on these shares prior to vesting or forfeiture. In addition, Mr. Hilsheimer will participate in the Company’s long and short term incentive compensation plans, a supplemental executive retirement plan, and other employee benefit plans generally made available to executive officers of the Company.

A copy of the news release announcing Mr. Hilsheimer’s appointment as Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on May 12, 2014, announcing the appointment of Lawrence A. Hilsheimer as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: May 15, 2014	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on May 12, 2014, announcing the appointment of Lawrence A. Hilsheimer as Executive Vice President and Chief Financial Officer.